EXHIBIT 23(b)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Brownsville Bancshares, Inc.

     We consent to the use of our report herein and to the reference to our firm under the caption "Experts" in this Prospectus.

                                          /s/  GARCIA, MARREN & COMPANY, P.C.
                                          GARCIA, MARREN & COMPANY, P.C.
                                          Certified Public Accountants

Brownsville, Texas
January 8, 1998